Exhibit 10.8

COLLATERAL ASSIGNMENT OF MERGER AGREEMENT DOCUMENTS

THIS COLLATERAL ASSIGNMENT OF MERGER AGREEMENT DOCUMENTS (as amended, restated, supplemented or otherwise modified from time to time, this “Assignment”) is entered into as of March 19, 2020 by and among FACEBANK GROUP, INC., a Florida Corporation (“FaceBank”), FUBOTV ACQUISITION CORP., a Delaware corporation (“Merger Sub” and together with FaceBank, collectively, the “Assignor”), and FB LOAN SERIES I, LLC, a Delaware limited liability company (the “Purchaser”).

Preliminary Statement:

A. Assignor and FuboTV, Inc., a Delaware corporation (“FuboTV”) are parties to an Agreement and Plan of Merger and Reorganization dated as of March 19, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; the Merger Agreement, together with any agreements, documents or instruments delivered in connection therewith, the “Merger Agreement Documents”).

B. Pursuant to the terms of the Merger Agreement Documents, FuboTV has made certain representations, warranties, covenants and agreements (collectively, the “Merger Agreement Document Undertakings”) with and/or to Assignor.

C. Pursuant to the Note Purchase Agreement dated as of March 19, 2020 (as the same may be amended, restated, supplemented and/or modified from time to time, the “Purchase Agreement”) among Assignor, the other Loan Parties from time to time party thereto, the Holders from time to time party thereto and the Purchaser, the Holders have severally agreed to make extensions of credit to the Assignor upon the terms and subject to the conditions set forth therein.

D. As collateral security for any and all of the Obligations (as defined in the Purchase Agreement), Assignor has granted or will grant to the Purchaser, a Lien on substantially all of the property and other assets of Assignor, whether now owned or hereafter acquired.

E. One of the conditions precedent to the extensions of credit to the Assignor under the Purchase Agreement is the execution and delivery by Assignor of this Assignment.

NOW, THEREFORE, in consideration of the premises, and to induce Purchaser to enter into the Purchase Agreement and to induce the Holders to make their extensions of credit to the Assignor and the other Loan Parties, Assignor agrees as follows:

1. Defined Terms. Capitalized terms used herein without definition (including in the preamble and preliminary statements above) are used herein as defined in the Purchase Agreement.

2. Assignment. Assignor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, hereby pledges and hypothecates to Purchaser for the benefit of itself and the other Holders, and grants to Purchaser for the benefit of itself and the other Holders, a Lien on and security interest in all of its right, title and interest in, to and under the Merger Agreement Documents, including, but not limited to, its right, title and interest with respect to the Merger Agreement Document Undertakings. This Assignment shall not expand the scope of the Merger Agreement Document Undertakings.

3. Authorization of Purchaser. Assignor hereby irrevocably authorizes and empowers Purchaser or its agent, in Purchaser’s sole discretion, at any time that an Event of Default has occurred and is continuing under the Purchase Agreement, to (i) assert on behalf of Assignor, in Assignor’s or its own name, any claims Assignor may have from time to time against any Seller with respect to the Merger Agreement Documents, including, but not limited to, claims relating to Merger Agreement Document Undertakings, (ii) receive and collect any and all damages, awards and other monies resulting therefrom, (iii) apply any of the amounts described in clause (ii) preceding to the payment of the Obligations in accordance with the Purchase Agreement and (iv) on behalf of Assignor, in Assignor’s or its own name, (A) assert any rights of Assignor under the Merger Agreement Documents and (B) give any consent under, grant any waiver with respect to, or otherwise modify any Merger Agreement Document, or to revoke any such consent, waiver or modification previously given. Assignor hereby appoints Purchaser (and all officers, employees or agents designated by Purchaser), as its true and lawful attorney (and agent-in-fact) for the purpose of enabling Purchaser or its agent from and after the occurrence and during the continuance of an Event of Default, to assert and collect such claims and to apply such monies in the manner set forth herein, which appointment, being coupled with an interest, is irrevocable. Regardless of the existence of an Event of Default, Assignor hereby irrevocably assigns to Purchaser the immediate right to receive directly from FuboTV any and all payments, proceeds, monies, damages and awards arising from the Merger Agreement Document Undertakings and to effectuate any documents or assignment or transfer necessary to register the Merger Agreement Documents in the Purchaser’s name; provided that Purchaser shall not enforce such assignment against FuboTV unless an Event of Default has occurred and is continuing.

4. Covenants of Assignor. Assignor shall (i) keep Purchaser informed of all potential material claims with respect to the Merger Agreement Documents and Merger Agreement Document Undertakings and (ii) not, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed: (A) waive any of its material rights or remedies under the Merger Agreement Documents, (B) amend or modify any Merger Agreement Document or (C) settle, compromise or offset any material amounts payable by FuboTV to Assignor thereunder, in each case as required by the Security Agreement.

5. Continued Effectiveness. This Assignment shall be binding upon Assignor and its successors and assigns and shall inure to the benefit of each Secured Party and their successors and assigns.

6. Applicable Law. This Assignment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first written above.

FACEBANK GROUP, INC.

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	Chief Executive Officer

FUBOTV ACQUISITION CORP.

By:	/s/ John C. Textor
Name:	John C. Textor
Title:	President

Signature page to Collateral Assignment of Acquisition Documents

ACKNOWLEDGMENT OF PURCHASER

Purchaser hereby acknowledges the foregoing Assignment and agrees to be bound by its terms.

FB LOAN SERIES I, LLC, as Purchaser

By:	/s/ Greg Preis
Name:	Greg Preis
Title:	Authorized Signatory

Signature page to Collateral Assignment of Acquisition Documents